EXHIBIT 5.1

                   Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.
                             2 Weizmann Street 64239
                                Tel Aviv, Israel

                                 March 11, 2008

Metalink Ltd.
Yakum Business Park
YAKUM 60972, ISRAEL

                     Re: REGISTRATION STATEMENT ON FORM S-8.

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Metalink Ltd. (the "Company"), relating to 2,100,000 of the Company's Ordinary Shares, NIS 0.10 par value per share, issuable upon the exercise of options granted or to be granted under the 2003 Share Option Plan, the Share Option Plan (2000), the International Employee Share Option Plan and/or the 2003 International Employee Stock Option Plan (the "Plans").

     We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

     In connection with this opinion, we have examined such corporate records, other documents, and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the due constitution of the Board of Directors of the Company.

     Based on the foregoing and subject to the qualifications stated herein, we advise you that in our opinion, the shares being registered pursuant to the Registration Statement, when issued upon the exercise of options granted in accordance with the Plans, will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                          Very truly yours,

                          /s/ Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.
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                          Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.